Exhibit 99.1


                HEI, Inc. Achieves ISO9001:2000 Certification



    MINNEAPOLIS, Aug. 26 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII)

( www.heii.com ) today announced the successful completion of its external assessment to the international standard for Quality Management Systems,

ISO9001:2000 by the NSAI.  The new, higher level certification has been achieved by HEI's Victoria and Chanhassen facilities in Minnesota and its facility in Tempe, Arizona.

    Mack Traynor III, CEO and President of HEI, Inc. stated: "HEI is continuing to expand and improve the services we provide to our customers in the hearing, medical device, healthcare, high-speed computing, communications and life sciences industries.  Achieving ISO9001:2000 certification of these facilities is a result of our more robust quality standards, and is a milestone toward our goal of providing our customers the highest quality of service and our commitment to international standards of excellence."

    The initial preparation leading up to ISO 9001-2000 certification was begun in May of 2002. HEI, selected NSAI because the Ireland based company is recognized in Europe as one of the leading ISO certification bodies.



    About HEI, Inc.

    HEI, Inc. designs, develops, and manufactures microelectronic, subsystem,

system, connectivity, and software solutions.  The Company's unique range of capabilities in product realization give a competitive advantage to OEMs engaged in the medical device, hearing, biotechnology, healthcare information and communications industries. Web site: www.heii.com .



     Microelectronics Division           PO Box 5000, 1495 Steiger Lake Lane,

                                          Victoria, MN 55386

     -- High Density Interconnect        610 South Rockford Drive,

                                          Tempe, AZ 85281

     -- RF Identification and Smart Card 1546 Lake Drive West,

                                          Chanhassen, MN 55317

     Advanced Medical Division           4801 North 63rd Street,

                                          Boulder CO 80301



    FORWARD-LOOKING INFORMATION

    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the

Private Securities Litigation Reform Act of 1995.  All of such forward-looking statements involve risks and uncertainties including, without limitation,

adverse business or market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time in HEI's SEC filings.



SOURCE  HEI, Inc.

    -0-                             08/26/2003

    /CONTACT:  Mack V. Traynor, CEO, and Doug Nesbit, CFO, both of HEI, Inc.,

+1-952-443-2500/

    /Web site:  http://www.heii.com /

    (HEII)